                                                                     EXHIBIT 5.1


                               ALSTON & BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-4777
                                 www.alston.com


                                December 21, 2004


Renal Care Group, Inc. and the
Subsidiary Guarantors listed on Annex A
2525 West End Avenue, Suite 600
Nashville, Tennessee 37203

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Renal Care Group, Inc., a Delaware corporation (the "Company"), and the subsidiaries of the Company listed on Annex A hereto (the "Subsidiary Guarantors" and together with the Company, the "RCG Entities"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on September 24, 2004, relating to the registration of $160,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2011 (the "Notes") and related guarantees by the Subsidiary Guarantors of the Notes (the "Guarantees" and together with the Notes, the "Securities") pursuant to (i) the Indenture, dated as of October 22, 2003 (including any supplemental indenture, the "Indenture") by and among the Company, as successor to National Nephrology Associates, Inc. ("NNA"), the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as successor in interest to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), (ii) the First Supplemental Indenture, dated as of April 2, 2004, by and among the Company, the Subsidiary Guarantors named therein and the Trustee, (iii) the Second Supplemental Indenture, dated as of April 30, 2004 by and among the Company, the Subsidiary Guarantors named therein and the Trustee, and (iv) the Registration Rights Agreement dated October 22, 2003 by and among the Company, as successor to NNA, the Subsidiary Guarantors named therein and Banc of America Securities LLC, J.P. Morgan Securities Inc., RBC Dominion Securities Corporation, and Harris Nesbitt Corp. (the "Registration Rights Agreement"). This opinion is furnished at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5) in connection with the Registration Statement.


         Bank of America Plaza            90 Park Avenue      3201 Beechleaf Court, Suite 600    601 Pennsylvania Avenue, N.W.
   101 South Tryon Street, Suite 4000   New York, NY 10016         Raleigh, NC 27604-1062         North Building, 10th Floor
        Charlotte, NC 28280-4000           212-210-9400                 919-862-2200               Washington, DC 20004-2601
              704-444-1000              Fax: 212-210-9444            Fax: 919-862-2260                   202-756-3300
           Fax: 704-444-1111                                                                           Fax: 202-756-3333

Renal Care Group, Inc. and Subsidiary Guarantors
December 21, 2004
Page 2


         The Guarantees are set forth in Article Eleven of the Indenture and a notation of the Guarantees is endorsed on each Note or otherwise deemed to be delivered therewith under the terms of the Indenture. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

         We have examined the forms of the Securities, the Indenture, the Registration Rights Agreement, the Registration Statement, including the amended Statement of Eligibility under the TIA of the Trustee filed as an exhibit thereto, and such documents, records, certificates and other instruments as we have deemed necessary or advisable for the purposes of rendering the opinions hereafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the RCG Entities and certificates of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters of fact that might have been disclosed by independent verification.

         We have assumed, without any independent verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons,
(iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) that the forms of the Securities conform to those included in the Indenture, (vi) based upon recent certificates of the Secretaries of State or similar government officials of the State of Delaware or other jurisdictions indicated on Annex A (or recent informal confirmations of Corporation Service Company or its affiliates), that each of the RCG Entities is a corporation, limited partnership or limited liability company, validly existing under the laws of its jurisdiction of incorporation or formation, (vii) that all parties other than the Company to the documents examined by us have the requisite corporate, partnership or limited liability company power and authority under the laws of their respective jurisdictions of incorporation or formation to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (viii) the due authorization, execution and delivery of the Indenture and the Securities by the Subsidiary Guarantors other than corporations organized under the laws of the States of Delaware and Georgia, as indicated on Annex A, under the laws of their respective jurisdictions of incorporation or formation. We have also assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, and constitutes the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and that the Trustee is, with respect to acting as a trustee under the Indenture, in compliance with all applicable laws and regulations.

Renal Care Group, Inc. and Subsidiary Guarantors
December 21, 2004
Page 3


         This opinion is limited in all respect to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Georgia, and the Delaware General Corporation Law (together with applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations thereof). We express no opinion herein as to any other laws, rules or regulations.

         Based upon and subject to the foregoing, and subject to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Notes, when duly authenticated by the Trustee and issued and delivered in accordance with the provisions of the Indenture, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2. The Guarantees constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. Our opinions herein are limited to those matters set forth in Opinion Paragraphs 1 and 2 above, and no opinion may be implied or inferred beyond the opinions expressly stated. This opinion letter is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement the opinions expressed herein for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

Renal Care Group, Inc. and Subsidiary Guarantors
December 21, 2004
Page 4


         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our firm's name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    ALSTON & BIRD LLP


                                    By /s/ Paul M. Cushing
                                      ---------------------------------
                                      Paul M. Cushing
                                      A Partner

                                     ANNEX A


ENTITY                                                                STATE OF INCORPORATION OR FORMATION
------                                                                -----------------------------------

NNA of Oklahoma, Inc.                                                           Nevada

NNA of Georgia, Inc.                                                            Delaware

NNA of Alabama, Inc.                                                            Alabama

NNA Management Company of Kentucky, Inc.                                        Kentucky

National Nephrology Associates Management Company
   of Texas, Inc.                                                               Texas

NNA of Nevada, Inc.                                                             Nevada

National Nephrology Associates Credit Corporation                               Tennessee

NNA of Toledo, Inc.                                                             Ohio

NNA of Rhode Island, Inc.                                                       Rhode Island

NNA Properties of New Jersey, Inc.                                              New Jersey

NNA Management Company of Louisiana, Inc.                                       Louisiana

Renex Corp.                                                                     Florida

Renex Management Services, Inc.                                                 Florida

Dialysis Services of Atlanta, Inc.                                              Georgia

Renex Dialysis Clinic of Penn Hills, Inc.                                       Pennsylvania

Renex Dialysis Clinic of Shaler, Inc.                                           Pennsylvania

Renex Dialysis Clinic of Doylestown, Inc.                                       Pennsylvania

Renex Dialysis Clinic of Amesbury, Inc.                                         Massachusetts

Renex Dialysis Clinic of North Andover, Inc.                                    Massachusetts

Renex Dialysis Clinic of South Georgia, Inc.                                    Georgia

Renex Dialysis Clinic of Creve Couer, Inc.                                      Missouri

Renex Dialysis Clinic of St. Louis, Inc.                                        Missouri

ENTITY                                                                STATE OF INCORPORATION OR FORMATION
------                                                                -----------------------------------

Renex Dialysis Clinic of Bridgeton, Inc.                                        Missouri

Renex Dialysis Clinic of Union, Inc.                                            Missouri

Renex Dialysis Homecare of Greater St. Louis, Inc.                              Missouri

Renex Dialysis Clinic of Maplewood, Inc.                                        Missouri

Renex Dialysis Clinic of University City, Inc.                                  Missouri

Renex Dialysis Facilities, Inc.                                                 Mississippi

Renex Dialysis Clinic of Bloomfield, Inc.                                       New Jersey

Renex Dialysis Clinic of Orange, Inc.                                           New Jersey

Renex Dialysis Clinic of Philadelphia, Inc.                                     Pennsylvania

Renex Dialysis Clinic of Pittsburgh, Inc.                                       Pennsylvania

Renex Dialysis Clinic of Woodbury, Inc.                                         New Jersey

Renex Dialysis Clinic of Tampa, Inc.                                            Florida

Dialysis Associates, LLC                                                        Tennessee

Dialysis Associates Medical Supply, LLC                                         Tennessee

NNA-Saint Barnabas, L.L.C.                                                      New Jersey

NNA Saint Barnabas - Livingston, L.L.C.                                         New Jersey

NNA of Oklahoma, L.L.C.                                                         Oklahoma

NNA of Louisiana, LLC                                                           Louisiana

Doylestown Acute Renal Services, L.L.C.                                         Pennsylvania

NNA of Newark, L.L.C.                                                           New Jersey

National Nephrology Associates of Texas, L.P.                                   Texas

NNA Properties of Tennessee, Inc.                                               Tennessee

NNA Transportation Services Corporation                                         Tennessee

Renal Care Group East, Inc.                                                     Pennsylvania

ENTITY                                                                STATE OF INCORPORATION OR FORMATION
------                                                                -----------------------------------

Renal Care Group Michigan, Inc.                                                 Delaware

Kentucky Renal Care Group, LLC                                                  Delaware

Michigan Home Dialysis Center, Inc.                                             Michigan

Renal Care Group of the Midwest, Inc.                                           Kansas

Four State Regional Dialysis Center, Inc.                                       Missouri

Fort Scott Regional Dialysis Center, Inc.                                       Missouri

Miami Regional Dialysis Center, Inc.                                            Missouri

RCG Mississippi, Inc.                                                           Delaware

Renal Care Group of the Southeast, Inc.                                         Florida

Northeast Alabama Kidney Clinic, Inc.                                           Alabama

Renal Care Group Texas, Inc.                                                    Texas

Dialysis Management Corporation                                                 Texas

RCG PA Merger Corp.                                                             Texas

STAT Dialysis Corporation                                                       Delaware

Angleton Dialysis, Inc.                                                         Texas

Brazoria Kidney Center, Inc.                                                    Texas

Fondren Dialysis Clinic, Inc.                                                   Texas

Wharton Dialysis, Inc.                                                          Texas

Jefferson County Dialysis, Inc.                                                 Arkansas

KDCO, Inc.                                                                      Missouri

Lawton Dialysis Inc.                                                            Arkansas

Little Rock Dialysis, Inc.                                                      Arkansas

Northwest Dialysis, Inc.                                                        Arkansas

RenaLab, Inc.                                                                   Delaware

RCG Finance, Inc.                                                               Delaware

ENTITY                                                                STATE OF INCORPORATION OR FORMATION
------                                                                -----------------------------------

RenalPartners, Inc.                                                             Delaware

RenalNet, Inc.                                                                  Delaware

Diabetes Care Group, Inc.                                                       Delaware

Renal Care Group Arizona, Inc.                                                  Arizona

Renal Care Group Northwest, Inc.                                                Delaware

RenalNet Arizona, Inc.                                                          Arizona

RCG University Division, Inc.                                                   Tennessee

R.C.G. Supply Company                                                           Tennessee

Renal Care Group Alaska, Inc.                                                   Alaska

Renal Care Group Southwest Holdings, Inc.                                       Delaware

Dialysis Centers of America - Illinois, Inc.                                    Illinois

SSKG, Inc.                                                                      Illinois

Renal Care Group Ohio, Inc.                                                     Delaware

Physicians Dialysis Company, Inc.                                               Pennsylvania

Dialysis Licensing Corp.                                                        Delaware

RCGIH, Inc.                                                                     Delaware

Renal Care Group Southwest, L.P.                                                Delaware

Arizona Renal Investments, LLC                                                  Delaware

RCG Indiana, L.L.C.                                                             Delaware

Stuttgart Dialysis, LLC                                                         Arkansas

RCG West Health Supply, L.L.C.                                                  Arizona

Renal Care Group Texas, LP                                                      Delaware

Wound Care Group, Inc.                                                          Delaware

Renal Care Group Westlake, LLC                                                  Delaware